                                                                    Exhibit 10.5


                      STOCK AND WARRANT PURCHASE AGREEMENT

                                     between

                                SYLAMERICA, INC.

                                       and

                          PRAECIS PHARMACEUTICALS, INC.


                            Dated as of May 13, 1997

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I  PURCHASE AND SALE OF SHARES AND WARRANT....................................................1

         1.1      Purchase and Sale; Purchase Price...................................................1
         1.2      Closing and Closing Date............................................................1
         1.3      Deliveries at the Closing...........................................................1

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF
                            PURCHASER.................................................................3

         2.1      Due Organization; Authority; Valid
                    Agreement.........................................................................3
         2.2      No Violation........................................................................4
         2.3      Investment Intention................................................................5
         2.4      Disclosure of Information...........................................................5
         2.5      Investment Experience; Accredited
                    Investor..........................................................................5
         2.6      Restricted Securities...............................................................6
         2.7      Further Limitations on Disposition..................................................7
         2.8      Legends; Stop Transfer Instructions.................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF
                           PRAECIS...................................................................11

         3.1      Due Organization; Authority; Valid
                    Agreement........................................................................12
         3.2      No Violation.......................................................................13
         3.3      Validity of Shares and Warrant Shares..............................................14
         3.4      Financial Statements...............................................................15
         3.5      Capitalization.....................................................................18
         3.6      Litigation.........................................................................19
         3.7      Intellectual Property..............................................................19
         3.8      Registration Rights................................................................20
         3.9      Corporate Documents................................................................20
         3.10     Title to Property and Assets.......................................................20
         3.11     Tax Returns and Payments...........................................................20
         3.12     Changes............................................................................22
         3.13     Contracts..........................................................................23
         3.14     Compliance with Laws...............................................................23
         3.15     Exempt Transaction.................................................................24
         3.16     Investment Company Act of 1940.....................................................24


ARTICLE IV  RESTRICTIONS ON TRANSFER OF THE
                           SECURITIES................................................................24

         4.1      Restrictions on Transfer of Warrant................................................24
         4.2      Restrictions on Transfer of Common
                    Stock............................................................................25

ARTICLE V  STANDSTILL................................................................................28

ARTICLE VI  REGISTRATION RIGHTS......................................................................32

         6.1      Piggyback Registration.............................................................32
         6.2      Registration Procedures............................................................36
         6.3      Indemnification....................................................................41
         6.4      Contribution.......................................................................47
         6.5      Rule 144...........................................................................49
         6.6      Definitions........................................................................50

ARTICLE VII  INDEMNIFICATION; CERTAIN COVENANTS......................................................52

         7.1      Indemnification....................................................................52
         7.2      Information to be Furnished........................................................55
         7.3      Closing Deliveries.................................................................55

ARTICLE VIII  ENFORCEMENT............................................................................56

         8.1      Injunctive Relief..................................................................56
         8.2      Consent to Jurisdiction and Venue..................................................56
         8.3      Service of Process.................................................................57

ARTICLE VIX  MISCELLANEOUS...........................................................................58

         9.1      Survival...........................................................................58
         9.2      Entire Agreement; No Assignment;
                    Severability.....................................................................59
         9.3      Notices............................................................................61
         9.4      Best Efforts.......................................................................62
         9.5      Fees and Expenses..................................................................63
         9.6      Certain Definitions................................................................63
         9.7      Counterparts.......................................................................64
         9.8      Governing Law......................................................................64


                      STOCK AND WARRANT PURCHASE AGREEMENT

                  STOCK AND WARRANT PURCHASE AGREEMENT dated as of May 13, 1997 (this "Agreement"), between Sylamerica, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Synthelabo, a societe anonyme organized and existing under the laws of France ("Synthelabo"), and PRAECIS PHARMACEUTICALS, INC., a Delaware corporation ("PRAECIS").

                  Concurrently with the execution and delivery of this Agreement, PRAECIS and Synthelabo are entering into a definitive License Agreement.
                  In consideration of the representations, covenants and agreements herein contained, Purchaser and PRAECIS hereby agree as follows:


                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND WARRANT

                  1.1 Purchase and Sale; Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to purchase from PRAECIS, and PRAECIS agrees to sell to Purchaser, 215,703 shares of Common Stock (the "Shares") and a five-year warrant to purchase 53,926 shares of Common Stock at an exercise price of $96.6 per share (the "Warrant"), for an aggregate purchase price of U.S. $10,000,000 (the "Purchase Price").

                  1.2 Closing and Closing Date. The closing of the purchase and sale of the Shares and the Warrant hereunder (the "Closing") is occurring on the date hereof (sometimes referred to as the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts.

                  1.3 Deliveries at the Closing. At the Closing, PRAECIS is delivering to Purchaser (i) a certificate or certificates, in definitive form, representing the Shares, registered in Purchaser's name, (ii) a certificate evidencing the Warrant in the form attached hereto as Exhibit A, duly executed by PRAECIS and registered in Purchaser's name, and (iii) all other documents required by the terms hereof to be delivered by PRAECIS at or prior to the Closing against (x) payment by Purchaser to PRAECIS of the Purchase Price in U.S. dollars in immediately available funds and (y) delivery by Purchaser to PRAECIS of all other documents required by the terms hereof to be delivered by Purchaser at or prior to the Closing.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents, warrants to, and agrees with, PRAECIS as follows:

                  2.1 Due Organization; Authority; Valid Agreement. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on Purchaser's ability to perform its obligations hereunder. Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  2.2 No Violation. The execution, delivery and performance by Purchaser of this Agreement and the purchase of the Shares and the Warrant by Purchaser pursuant to this Agreement does not and will not (i) violate or conflict with or result in a breach of the terms, conditions or provisions of, or constitute (or with notice or lapse of time, or both, constitute) a default under (a) Purchaser's Certificate of Incorporation or By-laws as in effect on the date hereof or (b) any mortgage, agreement, instrument, order, judgment, injunction or decree to which Purchaser or its properties or assets is bound or subject or (c) any statute, law, rule or regulation to which Purchaser or any of its Affiliates (as defined herein) or their respective properties or assets is bound or subject or (ii) require any consent, approval, authorization or permit of, or filing with, any governmental or regulatory authority, to be obtained or made by Purchaser or any of its Affiliates, except, in the case of clause
(i)(b), for any violation, conflict, breach or default which would not have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

                  2.3 Investment Intention. Purchaser is acquiring the Shares and the Warrant, and will acquire the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares" and, together with the Shares and the Warrant, the "Securities"), for its own account for the purpose of investment and not with a view to the resale or distribution of any part thereof and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  2.4 Disclosure of Information. Purchaser acknowledges that it has reviewed such information about PRAECIS as it considers necessary or appropriate for deciding whether to purchase the Securities, and has had an opportunity to ask questions and receive answers from PRAECIS regarding its investment in the Securities; provided, however, that such review of such information shall not be deemed to impair or in any way affect Purchaser's ability to rely upon PRAECIS' representations, warranties, covenants and other agreements contained herein.

                  2.5 Investment Experience; Accredited Investor. Purchaser acknowledges that it can bear the eco-nomic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Purchaser has not been organized solely for the purpose of acquiring the Securities. Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (as defined herein).

                  2.6 Restricted Securities. The Securities are characterized as "restricted securities" under the federal securities laws of the United States of America inasmuch as they are being or will be acquired from PRAECIS in a transaction not involving a public offering and that under such laws and applicable regulations thereunder such securities may be resold without registration under the United States Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Purchaser is familiar with Rule 144 promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed on the Securities thereby and by applicable provisions of the Securities Act.

                  2.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above and subject to the limitations contained in Article IV hereof, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable United States federal or state securities law or regulation; or

                  (b) (i) Purchaser shall have notified PRAECIS of the proposed disposition and shall have furnished PRAECIS with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by PRAECIS, Purchaser shall have furnished PRAECIS with an opinion of counsel reasonably satisfactory to PRAECIS and in form and substance reasonably satisfactory to PRAECIS that such disposition will not require registration of such shares under the Securities Act; provided, however, that such prior notice shall not be required in connection with any permitted transfers specified in Section 4.1 or in clauses (i) through (vii) of Section 4.2.

                  2.8  Legends; Stop Transfer Instructions.

                  (a)  Legend and Instructions Applicable to the
Shares. Purchaser hereby acknowledges and agrees that each of the certificates representing the Shares and the Warrant Shares shall be subject to stop transfer instructions against the transfer of legended certificates representing the Shares or the Warrant Shares and shall bear a legend substantially as follows:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act. The sale, transfer, pledge or other disposition of the shares represented by this certificate is also subject to certain limitations set forth in a Stock and Warrant Purchase Agreement dated as of May 13, 1997 (the "Purchase Agreement") between PRAECIS PHARMACEUTICALS, INC. and Sylamerica, Inc. A copy of the Purchase Agreement is on file with the Secretary of PRAECIS PHARMACEUTICALS, INC."

                  PRAECIS agrees that, at the request of Purchaser, it will remove from the certificates representing the Shares (or any relevant portion thereof) or the Warrant Shares (or any relevant portion thereof) (a) the legend contemplated by this Section 2.8(a) regarding restrictions under the Securities Act in the event that outside counsel for Purchaser delivers to PRAECIS an opinion to the effect that the sale or transfer of such Shares or Warrant Shares is exempt from the registration requirements of the Securities Act or that such sale or transfer is no longer restricted by the Securities Act, and (b) the legend contemplated by this Section 2.8(a) regarding the limitations on transfer hereunder at the time after which such limitations are no longer applicable or have been waived in writing by PRAECIS.

                  (b) Legend and Instructions Applicable to Additional Shares. Purchaser also acknowledges and agrees that any shares of Common Stock (in addition to the Shares and the Warrant Shares) beneficially owned by Purchaser or its Affiliates at any time prior to (but not after) the sale, transfer or other disposition of all (but not less than all) of the Shares and the Warrant Shares to any third party or parties ("Additional Shares") shall be subject to similar stop transfer instructions as provided in Section 2.8(a) and shall bear the following legend:

       "The transfer of the shares repre-
       sented by this certificate is subject
       to certain limitations on transfer
        set forth in a Stock and Warrant
        Purchase Agreement dated as of May
        13, 1997 between PRAECIS PHARMACEUTI-
        CALS, INC. and Sylamerica, Inc.  A
        copy of such agreement is on file
        with the Secretary of PRAECIS
        PHARMACEUTICALS, INC."

Purchaser agrees that if it or any of its Affiliates acquires any Additional Shares it will promptly surrender to PRAECIS the certificates representing such Additional Shares. Upon receipt thereof, PRAECIS will cause the aforesaid legend to be placed on such certificates and such certificates will be promptly returned to Purchaser. PRAECIS agrees that, at the request of Purchaser, it will remove such legend from the certificates representing such Additional Shares at the time after which the limitations on transfer referred to in such legend are no longer applicable or have been waived in writing by PRAECIS.

                  (c) In addition, PRAECIS agrees that it will instruct its transfer agent to register the transfer of any Shares, Warrant Shares or Additional Shares sold by Purchaser or an Affiliate thereof in compliance with the terms of this Agreement and presented for registration of transfer, provided that the certificates representing such Shares, Warrant Shares or Additional Shares are duly endorsed or accompanied by duly executed stock powers and otherwise in proper form for transfer on the stock trans-fer books of PRAECIS.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PRAECIS

                    PRAECIS hereby represents and warrants to

Purchaser as follows:

                  3.1 Due Organization; Authority; Valid Agreement. PRAECIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined). PRAECIS has the requisite corporate power and authority to own or lease the properties which it owns or leases, to carry on its business as now conducted, to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by PRAECIS of this Agreement and the Warrant, and the consummation by PRAECIS of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares and the Warrant pursuant hereto and of the Warrant Shares pursuant to the

Warrant, have been duly authorized by all requisite corporate action on the part of PRAECIS. This Agreement and the Warrant have been duly executed and delivered by PRAECIS and each is a valid and binding agreement of PRAECIS, enforceable against PRAECIS in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). PRAECIS has no subsidiaries and does not own or control, directly or indirectly, any capital stock or other equity interest in any other corporation, association, trust, partnership, limited liability company, joint venture or other business entity.

                  3.2 No Violation. The execution, delivery and performance by PRAECIS of this Agreement and the Warrant and the issuance and sale of the Shares and the Warrant pursuant hereto and of the Warrant Shares pursuant to the Warrant does not and will not (i) violate or conflict with or result in a breach of the terms, conditions or provisions of, or constitute (or with notice or lapse of time, or both, constitute) a default under, (a) PRAECIS'

Amended and Restated Certificate of Incorporation, as amended (the "Charter"), or Amended and Restated By-Laws (the "By-Laws"), each as currently in effect, or
(b) any mortgage, agreement, instrument, order, judgment, decree, injunction or decree to which PRAECIS or its properties or assets is bound or subject or (c) subject to the accuracy of Purchaser's representations contained in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof, any statute, law, rule or regulation to which PRAECIS or its properties or assets is bound or subject or (ii) subject to the accuracy of Purchaser's representations contained in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof, require any consent, approval, authorization or permit of, or filing with, any governmental or regulatory authority, except, in the case of clause (i)(b), for any violation, conflict, breach or default, which would not have a material adverse effect on the business, operations or financial condition of PRAECIS (a "Material Adverse Effect") or any adverse effect on the legality or validity of the Securities or the rights of Purchaser as a holder of shares of Common Stock.

                  3.3  Validity of Shares and Warrant Shares.
The Shares and the Warrant Shares, respectively, have been duly authorized and reserved for issuance and, upon their issuance in accordance with the terms hereof or of the Warrant, respectively, will be validly issued, fully paid and nonassessable, and, upon such issuance, Purchaser will acquire good and valid title to such Shares and Warrant Shares, respectively, free and clear of any liens, security interests, options, charges, beneficial interests, claims or encumbrances of any type, other than those created or caused by Purchaser, and such Shares and Warrant Shares, respectively, will be free of restrictions on transfer other than restrictions on transfer pursuant to this Agreement or the Warrant, restrictions on transfer under applicable state and federal securities laws and restrictions on transfer created or caused by Purchaser pursuant to agreements with third parties.

                  3.4 Financial Statements. PRAECIS has delivered to Purchaser its audited financial statements at December 31, 1996 and 1995 and for the period from July 16, 1993 through December 31, 1996 and for the years ended December 31, 1996, 1995 and 1994 (together with the related notes, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may be otherwise stated therein, and fairly present the financial position and the results of operations of PRAECIS at the respective dates and for the respective periods to which they apply. Except as set forth in the Financial Statements, PRAECIS has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1996 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in the case of (i) and (ii) individually or in the aggregate, have not had a Material Adverse Effect.

                  3.5  Capitalization.

                  (a) On the date hereof, the authorized capital stock of PRAECIS consists of (i) 4,500,000 shares of Common Stock, of which (A) 455,988 shares have been duly and validly issued, are fully paid and nonassessable and are presently outstanding, (B) 1,056,091 are reserved for issuance upon conversion of PRAECIS' Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), including 14,925 shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of the Comdisco Warrants (as defined below), (C) 63,700 shares are reserved for issu-ance upon conversion of PRAECIS' Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (D) 1,052,632 shares are reserved for issuance upon conversion of PRAECIS' Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and (E) 962,195 shares are reserved for issuance upon exercise of options that have been or may be granted under PRAECIS' 1995 Stock Plan, as amended; and (ii) 3,750,000 shares of preferred stock, par value $.01 per share, of PRAECIS ("Preferred Stock"), of which (A) 1,061,166 shares have been designated as Series A Preferred Stock, 1,041,166 of which have been duly and validly issued, are fully paid and nonassessable and are presently outstanding and 14,925 of which are reserved for issuance upon exercise of the warrants granted to Comdisco, Inc. pursuant to the Warrant Agreement dated March 29, 1995 between PRAECIS and Comdisco (the "Comdisco Warrants"), (B) 63,700 shares have been designated as Series B Preferred Stock, all of which have been duly and validly issued, are fully paid and nonassessable and are presently outstanding and (C) 1,052,632 shares have been designated as Series C Preferred Stock, all of which have been duly and validly issued, are fully paid and nonassessable and are presently outstanding. As of the date hereof, the conversion price for the Series A Preferred Stock and the Series B Preferred Stock is $10.085 per share of Common Stock and the conversion price for Series C Preferred Stock is $19.00 per share of Common Stock. Except as set forth in this Section 3.5(a), as of the date hereof, PRAECIS has not reserved any other shares of any class of its capital stock for future issuance.

                  (b) Except as referred to in Section 3.5(a) or as set forth on
Schedule 3.5(b) attached hereto, there are no existing subscriptions, options, preemptive rights, first offer rights, conversion or exchange rights, warrants, calls, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating PRAECIS to issue, transfer, deliver, sell, repurchase or redeem shares of capital stock (or securities convertible into or exchangeable for shares of such capital stock) or obligating PRAECIS to grant, extend or enter into any such agreement or commitment. Except for the Amended Stockholders Agreement dated as of April 4, 1996 by and among PRAECIS and the stockholders of PRAECIS listed on Schedules 1 and 2 thereto, as amended by Amendment No. 1 dated as of February 13, 1997 (as so amended, the "Stockholders Agree-ment"), there are no voting trusts or other agreements or understandings to which PRAECIS is a party with respect to the voting of the capital stock of PRAECIS, and PRAECIS is not aware of any other voting trusts, agreements or understandings with respect to the voting of its capital stock. The issuance of the Shares or Warrant Shares (assuming the Warrant Shares were issued on the date hereof) to Purchaser pursuant to the provisions of this Agreement and the Warrant, respectively, will not be subject to any first refusal or preemptive rights or any anti-dilution protections given by PRAECIS to any person or entity (including, without limitation, any stockholder, lender, warrant-holder, lessor and/or licensor). Without limiting the foregoing, the transactions contemplated under this Agreement and the Warrant are exempt from the provisions of Article V of the Stockholders Agreement by virtue of
Section 5.3(viii) of the Stockholders Agreement.

          3.6 Litigation. There is no pending suit, action or litigation, administrative, arbitration or other proceeding to which PRAECIS is a party and of which it has received notice, and, to the best knowledge of PRAECIS, no such suit, action, litigation or proceeding is threatened. There is no judgment, injunction, decree or order of any court or other governmental or public authority or agency outstanding against PRAECIS of which PRAECIS has received written notice.

          3.7 Intellectual Property. PRAECIS owns or has the right to use all trade names, trademarks, trade dress, patents, trade secrets and proprietary processes (collectively, "Proprietary Rights") necessary for its business as presently conducted or as proposed to be conducted pursuant to business plans previously disclosed in writing to Purchaser without, to PRAECIS' knowledge, any material conflict with or infringement of the rights of others. PRAECIS has not received any communication alleging that it has violated, or by conducting its business as proposed would violate, any of the Proprietary Rights of any other person or entity. PRAECIS is not aware of any infringement by any third party on, or any competing claim of the right to use or own, any of its Proprietary Rights that would, or would be reasonably likely to, have a Material Adverse Effect.

          3.8 Registration Rights. Except as provided herein and in the Stockholders Agreement, a copy of which has previously been delivered to Purchaser, PRAECIS has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          3.9 Corporate Documents. The Charter and the By-Laws as in effect on the Closing Date are attached hereto as Exhibits B and C, respectively.

          3.10 Title to Property and Assets. PRAECIS does not own any real property. With respect to property leased by PRAECIS, PRAECIS has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and PRAECIS is in compliance in all material respects with the material provisions of such leases. PRAECIS owns or has the right to use under valid leasehold interests all assets and properties necessary for the conduct of its business as presently conducted, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances, except for any of the foregoing which were granted in connection with leasing arrangements or which would not have a Material Adverse Effect.

          3.11 Tax Returns and Payments. PRAECIS has timely filed all tax returns and reports as required by law, except where the failure to file any such tax return or report would not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. PRAECIS has paid all taxes and other assessments due prior to the time penalties would accrue thereon, except where the failure to pay such taxes or other assessments would not have a Material Adverse Effect. PRAECIS has not been notified by any federal or state taxing authority of any audit of the tax returns of PRAECIS for any tax year, nor has PRAECIS received written notice that any tax liens have been filed or that any addition to, or deficiency regarding, taxes has been proposed, asserted or assessed against PRAECIS. PRAECIS has not granted any extension of the statute of limitations applicable to any tax return or other tax claim with respect to any taxable year. As used in this Agreement, the terms "tax" and "taxes" shall, unless otherwise specified, mean all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

          3.12 Changes. Since December 31, 1996, there has not been:

          (a) any change in the assets, liabilities, financial condition or operations of PRAECIS except changes in the ordinary course of business which have not, either individually or in the aggregate, had a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, causing (or which reasonably could be expected to cause) a Material Adverse Effect;

          (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by PRAECIS, except in the ordinary course of business and which has not had a Material Adverse Effect;

          (d) any repurchase of PRAECIS' capital stock (other than the repurchase of 2,333 shares of Common Stock), or any agreement entered into by PRAECIS with respect to the repurchase of any of its capital stock (other than option or severance agreements with current or former employees which provide for stock repurchases from such employees in certain circumstances); or

          (e)  any payment of dividends.

          3.13 Contracts. Except as listed on Schedule 3.13 attached hereto, as of the date hereof, PRAECIS is not a party to or bound by any contract or agreement that is material to the business of PRAECIS. All contracts and agreements listed on Schedule 3.13 are valid and subsisting and PRAECIS is not in default thereunder nor, to the best knowledge of PRAECIS, is any other party to any such contract or agreement in default thereunder, nor to the best knowledge of PRAECIS, does any condition exist which, with notice or lapse of time or both, would constitute a default thereunder.

          3.14 Compliance with Laws. PRAECIS currently holds and is in material compliance with the terms of all licenses, permits and authorizations necessary for the lawful conduct of the business of PRAECIS as currently conducted, and has complied with, and is not in violation of, the applicable statutes, ordinances, rules, regulations, orders or decrees of all federal, state, local and foreign governmental bodies, agencies and authorities having or asserting jurisdiction over it or over any part of its operations or assets, except for any non-compliance, violations or defaults which individually or in the aggregate would not have a Material Adverse Effect.

          3.15 Exempt Transaction. Based in part on the representations and warranties of Purchaser contained in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 of this Agreement, the offer and sale of the Shares and the Warrant pursuant to the terms hereof are exempt from the registration requirements of the Securities Act.

          3.16 Investment Company Act of 1940. PRAECIS is not an "investment company" nor an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE IV
                    RESTRICTIONS ON TRANSFER OF THE SECURITIES

          4.1 Restrictions on Transfer of Warrant. Without PRAECIS' prior written consent, neither Purchaser nor any of its Affiliates will, directly or indirectly, sell, transfer, pledge or otherwise dispose of the Warrant, or any interest therein, except to an Affiliate of Purchaser (which, for purposes of this Section 4.1 only, shall include any corporation or other business organization to which Purchaser shall sell all or substantially all of its assets or with which it shall be merged or to any third party which acquires all (but not less than all) of the Shares from Purchaser in a transaction permitted under the terms hereof) so long as such Affiliate has agreed in writing with PRAECIS to be bound by this

Agreement and the terms of the Warrant applicable to the Purchaser.

          4.2 Restrictions on Transfer of Common Stock. Without PRAECIS' prior written consent, neither Purchaser nor any of its Affiliates will, directly or indirectly, sell, transfer, pledge or otherwise dispose of any Shares, or any interest therein, except (i) a transfer pursuant to an effective registration statement under the Securities Act; (ii) a transfer of Shares complying with Rule 144 as in effect on the date of such transfer and as applied to Purchaser and its Affiliates (but only a sale pursuant to a "brokers' transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof); (iii) to PRAECIS, pursuant to a self-tender offer or otherwise; (iv) to an Affiliate of Purchaser (which, for purposes of this Section 4.2(iv) only, shall include any corporation or other business organization to which Purchaser shall sell all or substantially all of its assets or with which it shall be merged), provided that such Affiliate agrees in writing with PRAECIS that it will be bound by the provisions of this Agreement applicable to the Purchaser; (v) to a third party pursuant to a tender offer recommended by PRAECIS' Board of Directors; (vi) pursuant to or in connection with a merger or consolidation in which PRAECIS will be the acquired corporation, a sale or disposition of all or substantially all of PRAECIS' assets or a plan of liquidation or dissolution of PRAECIS, which, in any such case is approved by the stockholders of PRAECIS; (vii) pursuant to a bona fide pledge of the Shares to secure indebtedness for borrowed money (and not to circumvent the provisions of this Article IV) in which the pledgee agrees in writing that, upon any transfer of the Shares to such pledgee, such Shares shall remain subject to the restrictions set forth in this Agreement; or (viii) in other bona fide sales for cash made to third parties pursuant to an exemption from the registration requirements of the Securities Act if, prior to any such sale, PRAECIS shall have failed (A) to unconditionally agree in writing, within 20 days after PRAECIS' receipt of written notice from Purchaser of the proposed sale, to purchase for cash the Shares to be included in such sale at the same cash price offered by the third-party purchaser, and (B) to conclude such purchase within 45 days after PRAECIS' receipt of such written notice from Purchaser, provided however, that the provisions of this clause (viii) shall be applicable only with respect to sales and transfers made from and after the first anniversary of the date hereof and only if each of the conditions set forth in clauses 1 and 2 below are satisfied: (1) Purchaser has no actual knowledge (without any independent duty of inquiry) that such third party purchaser beneficially owns or, after giving effect to such proposed sale would beneficially own, more than 5% of the then outstanding shares of Common Stock and (2) such third party purchaser agrees in writing with PRAECIS that it will be bound by the provisions of this Agreement applicable to the Purchaser or any Affiliate thereof. Subject to the last sentence of this
Section 4.2, for purposes of this Article IV, the term "Shares" shall include all shares of Common Stock beneficially owned by Purchaser or any of its Affiliates, including without limitation any Warrant Shares and any Additional Shares. Notwithstanding anything to the contrary in the foregoing, with respect to any person or entity bound by this Agreement, the transfer restrictions set forth in this Article IV shall cease to apply with respect to such person or entity at the time such person or entity does not beneficially own any (i) Shares (excluding for this purpose, any Additional Shares which may still be owned by such person or entity) or (ii) Warrant Shares.

                                    ARTICLE V

                                   STANDSTILL

          From the date hereof until the fifth anniversary after the date the Common Stock is first Publicly Traded (as defined in the Charter as in effect on the date hereof), without PRAECIS' prior written consent, neither Purchaser nor any of its Affiliates will, directly or indirectly:

               (a) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise), any Voting Securities (as defined herein) if, after giving effect to any such acquisition, Purchaser, alone or together with its Affiliates, would beneficially own Voting Securities representing more than 8.2% of the voting power of all then outstanding Voting Securities, provided, however, that notwithstanding anything to the contrary contained in this Agreement, the foregoing 8.2% limitation shall not be deemed to be violated if the percentage of the voting power of all outstanding Voting Securities represented by Voting Securities beneficially owned by Purchaser and its Affiliates is increased as a result of a decrease in the number of outstanding Voting

Securities caused by a repurchase of securities by PRAECIS or any other action taken by PRAECIS;

               (b) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, initiate, propose or otherwise solicit stockholders of PRAECIS for the approval of one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal; provided, however, that Purchaser shall not, in any event, be deemed to "solicit" or to be a participant in a "solicitation" for purposes of this subparagraph (b) by reason of the exercise by Purchaser or its Affiliates of voting rights with respect to any Voting Securities beneficially owned by Purchaser or its Affiliates;

               (c) make any proposal, whether written or oral, to the Board of Directors of PRAECIS, any director or officer of PRAECIS, or make any public announcement concerning such a proposal, with respect to a tender offer for any Voting Securities, a merger or other business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction involving PRAECIS;

               (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

               (e) deposit any Voting Securities beneficially owned by Purchaser or its Affiliates into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting of any such Voting Securities or any agreement having similar effect, other than a trust or similar arrangement to which only Purchaser and its Affiliates are parties;

               (f) execute any written stockholder con-sent with respect to any Voting Securities;

               (g) otherwise act, alone or in concert with others, to seek to affect or influence the control in any material respect of the management, policies or Board of Directors of PRAECIS, or make any public statement with respect thereto;

               (h) knowingly and intentionally sell or otherwise transfer any Shares to any "person" (as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934) or group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934) as to which

Purchaser has received notice from PRAECIS of such person's or group's intention to seek to take, assist or participate in any of the actions described in clauses (b) through (g) above;

               (i) in any way participate in, encourage, assist or otherwise induce any person (as that term is used in Section 13(d)(3) of the Exchange
Act) to take, any action prohibited by or inconsistent with the foregoing; or

               (j) take any other action inconsistent with the foregoing, provided that seeking any waiver from PRAECIS or any amendment of any covenant or agreement of or restriction on Purchaser or its Affiliates contained in this Agreement in a manner which is not calculated or reasonably likely to be disseminated to the public shall not be deemed "action inconsistent with the foregoing".

          For the purposes of this Agreement, "Voting Securities" shall mean all outstanding securities of PRAECIS entitled to vote generally for the election of directors, including, without limitation, the Common Stock and "beneficial ownership" of any securities shall be determined pursuant to Rule 13d-3 of the Exchange Act.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

          6.1 Piggyback Registration. (a) If at any time after the consummation by PRAECIS of an initial public offering of Common Stock PRAECIS proposes to register (including without limitation any registration effected by PRAECIS pursuant to Section 6.2 of the Stockholders Agreement) any of its authorized but unissued Common Stock under the Securities Act on Forms S-1, S-2, S-3, SB-1, SB-2 or any other registration form at the time in effect on which Registrable Securities (as defined herein) could be registered for sale by Purchaser (other than a registration in connection with an acquisition of or merger with another entity or the sale of shares to employees, consultants or directors of PRAECIS pursuant to employee stock option, stock purchase or other employee benefit plans, provided that the only securities covered by such registration are the securities to be issued as part of such acquisition or merger or the securities to be sold to such employees, consultants or directors), PRAECIS shall on each such occasion give written notice to Purchaser of its intention so to do, describing such Common Stock to be registered and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such proposed registered offering will be an underwritten offering (an "Underwritten Offering") and, if so, the identity of the investment banker or bankers that shall manage the offering (the "Managing Underwriter") and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities, if any, are reasonably expected to be sold) if such disclosure is acceptable to the Managing Underwriter. Upon the written request of Purchaser delivered to PRAECIS within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Purchaser and the intended method of disposition thereof), PRAECIS will use its reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities that PRAECIS has been so requested to register; provided, however, that:

                           (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, PRAECIS shall determine for any reason not to register such securities, PRAECIS may, at its election, give written notice of such determination to Purchaser and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined herein) in connection therewith); and

                           (ii) If such registration involves an Underwritten Offering, Purchaser must sell its Registrable Securities to the underwriters selected by PRAECIS on the same terms and conditions as apply to PRAECIS.

               (b) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1 shall be paid by PRAECIS.

               (c) If a registration pursuant to this Section 6.1 involves an Underwritten Offering and the Managing Underwriter advises PRAECIS that, in its opinion, the number of shares proposed to be included in such registration should be limited due to market conditions, then PRAECIS will include in such registration to the extent of the number which PRAECIS is so advised can be sold in such offering (i) first, the securities PRAECIS proposes to sell (if any) and (ii) second, the number of Registrable Securities and shares of Common Stock held by stockholders of PRAECIS other than Purchaser requested to be included in such registration; provided, however, that if a greater number of Registrable Securities and other shares proposed to be offered by other stockholders of PRAECIS are offered for inclusion in the proposed underwriting than in the opinion of the Managing Underwriter proposing to underwrite securities to be sold by PRAECIS (if any) can be accommodated without adversely affecting the proposed underwriting, PRAECIS may elect to reduce prorata (based upon the amount of shares owned by stockholders who have requested to have shares which have registration rights to be included in the proposed underwriting) the amount of all securities (including shares of Registrable Securities) proposed to be offered in the underwriting for the accounts of all persons other than PRAECIS to a number deemed satisfactory by the Managing Underwriter.

               (d) In connection with any Underwritten Offering with respect to which Purchaser shall have requested registration pursuant to subsection 6.1(a), PRAECIS shall have the right to select the Managing Underwriter with respect to the offering.

          6.2 Registration Procedures. (a) If and whenever PRAECIS is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, PRAECIS will, as expeditiously as possible:

                           (i) After a registration statement with respect to Registrable Securities is filed with the SEC, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Purchaser set forth in such registration statement, provided, however, that PRAECIS may discontinue any regis-tration of its securities that is being effected pursuant to Section
         6.1 at any time prior to the effective date of the registration state-ment relating thereto;

                           (ii) Furnish to Purchaser and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                           (iii) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable Purchaser to consummate the disposition of such Registrable Securities;

                           (iv) Immediately notify Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.2(a)(i), if PRAECIS becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of Purchaser, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (v) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to Purchaser, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of PRAECIS), an earnings statement of PRAECIS which will satisfy the provisions of subsection 11(a) of the Securities Act;

                           (vi) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for PRAECIS in customary form and covering such matters as are customarily covered by such letters; and

                           (vii) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as are customary in underwritten public offerings.

               (b) Purchaser will, upon receipt of any notice from PRAECIS of the happening of any event of the kind described in subsection 6.2(a)(iv), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.2(a)(iv).

               (c) If a registration undertaken by PRAECIS involves an Underwritten Offering, Purchaser, whether or not Purchaser's Registrable Securities are included in such registration, will, if requested by the Managing Underwriter, enter into an agreement not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing on the effective date of such registration and ending a number of calendar days thereafter not exceeding 180 as the Board of Directors of PRAECIS and the Managing Underwriter shall reasonably determine is required to effect a successful offering.

               (d) If a registration pursuant to Section 6.1 involves an Underwritten Offering, PRAECIS agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during a period commencing on the effective date of such registration and ending not more than 180 calendar days thereafter, except for such Underwritten Offering or in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

          6.3 Indemnification. (a) In the event of any registration of any securities of PRAECIS under the Securities Act, PRAECIS will, and hereby does, indemnify and hold harmless Purchaser, if Purchaser has any Registrable Securities covered by such registration statement, its directors and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls Purchaser or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Purchaser or any such director or officer or underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, or any document filed in connection therewith or in connection with any qualification pursuant to Section 6.2(a)(iii), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and PRAECIS will reimburse Purchaser and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that PRAECIS shall not be liable with respect to Purchaser in any such case to the extent that any such loss, claim, damage, liability (or action or preceding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or any document incident thereto or inci-dent to registration or qualification of any Registrable Securities pursuant to Section 6.2(a)(iii), in reliance upon and in conformity with written information furnished to PRAECIS by Purchaser specifically for use in the preparation thereof; and provided, further, that PRAECIS shall not be liable to any person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by Purchaser.

               (b) PRAECIS may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to
Section 6.2, that PRAECIS shall have received an undertaking satisfactory to it from Purchaser, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 6.3) PRAECIS, each director of PRAECIS, each officer of PRAECIS and each other person, if any, who controls PRAECIS within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any qualification pursuant to Section 6.2(a)(iii), if such statement or omission was made in reliance upon and in conformity with written information furnished to PRAECIS by Purchaser specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of PRAECIS or any such director, officer or controlling person and shall survive the transfer of such securities by Purchaser. In no event shall the liability of Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 6.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there is a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party or for which an indemnifying party may have liability hereunder without the consent of such indemnifying party.

          6.4 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by
Section 6.3 is for any reason not available, the parties entitled to indemnification by the terms hereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by PRAECIS, Purchaser and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties shall be entitled, there shall be considered the relative benefits received by each party from the offering of the securities, including the Registrable Securities, (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. PRAECIS and Purchaser agree with each other that Purchaser shall not be required to contribute any amount in excess of the amount Purchaser would have been required to pay to an indemnified party if the indemnity under subsection 6.3(b) was available. PRAECIS and Purchaser agree with each other and the underwriters of the Registrable Securities, if required by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro-rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the offering price of the Registrable Securities. For purposes of this Section 6.4, each person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as such underwriter, and each director and each officer of PRAECIS who signed the registration statement, and each person, if any, who controls PRAECIS or Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as PRAECIS or Purchaser, as the case may be.

          6.5 Rule 144. If PRAECIS shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, PRAECIS covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if PRAECIS is not required to file such reports, it will, upon the request of Purchaser, make publicly available other information), and it will take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell shares of Registrable Securities, subject to the applicable restrictions on transfers contained herein, without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Purchaser,

PRAECIS will deliver to Purchaser a written statement as to whether it has complied with such requirements.

          6.6 Definitions. (a) "Registrable Securities" shall mean (i) the Shares, (ii) the Warrant Shares, and (iii) any equity securities issued in exchange or substitution for, or in payment of dividends on, any such shares referred to in clauses (i) and (ii) of this definition. Any particular Registrable Securities shall cease to be Registrable Securities when either
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer thereof under the Securities Act shall have been delivered by PRAECIS and subsequent transfer or disposition thereof shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

               (b) "Registration Expenses" shall mean any and all out-of-pocket expenses incident to PRAECIS' performance of or compliance with this Article VI, including, without limitation, all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualification and NASD filings), all fees and expenses of the transfer agent and registrar for the Common Stock, all printing expenses, the fees and disbursements of counsel for PRAECIS and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel (other than house counsel) retained by Purchaser, but excluding (a) any allocation of the personnel or other general overhead expenses of PRAECIS or other expenses for the preparation of financial statements or other data normally prepared by PRAECIS in the ordinary course of its business, which shall be borne by PRAECIS in all cases, and (b) underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by Purchaser in all cases.

                                   ARTICLE VII
                       INDEMNIFICATION; CERTAIN COVENANTS

                   7.1 Indemnification. (a) PRAECIS agrees to indemnify, defend and hold Purchaser harmless from and against any demand, liability, loss, deficiency, damage, cost or expense (including reasonable legal and accounting fees and expenses but excluding consequential damages) to Purchaser arising out of any breach of any representation or warranty of PRAECIS or any nonfulfillment of any covenant or agreement of PRAECIS contained herein. Purchaser shall not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 7.1(a) as to which notice shall not have been given by Purchaser to PRAECIS (i) with respect to indemnification for claims arising out of any such nonfulfillment of any such covenant or agreement, within two years of the date of occurrence of such nonfulfillment or
(ii) with respect to indemnification for claims arising out of breach of the representations and warranties of PRAECIS contained in Article III, on or before the applicable date specified in Section 9.1(b) below.

                  (b) Purchaser agrees to indemnify, defend and hold PRAECIS harmless from and against any demand, lia-bility, loss, deficiency, damage, cost or expense (including reasonable legal and accounting fees and expenses but excluding consequential damages) to PRAECIS arising out of any breach of any representation or warranty of Purchaser or any nonfulfillment of any covenant or agreement of Purchaser contained herein. PRAECIS shall not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 7.1(b) as to which notice shall not have been given by PRAECIS to Purchaser (i) with respect to indemnification for claims arising out of any such nonfulfillment of any such covenant or agreement, within two years of the date of occurrence of such nonfulfillment or (ii) with respect to indemnification for claims arising out of breach of the representations and warranties of Purchaser contained in Article II, on or before the applicable date specified in
Section 9.1(a) below.

                  (c) Promptly after receipt by an indemnified party under this Agreement of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of such claim or the commencement of such action. Following such notice, the indemnifying party shall be entitled to participate therein and, to the extent it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of any such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7.1 for any legal fees subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall have the right to employ separate counsel in connection with any such claim or action if it shall have received an opinion of counsel reasonably acceptable to the indemnifying party that, in the opinion of such counsel, separate representation of the indemnified party is appropriate in light of conflicting interests or other factors, and, in such event, the reasonable fees and expenses of one such separate counsel shall be paid by the indemnifying party.

                  7.2 Information to be Furnished. Until such time as PRAECIS has a class of securities which is Publicly Traded (as defined in the Charter as in effect on the Closing Date), so long as Purchaser and its Affiliates beneficially own at least one half of the total number of shares and Common Stock beneficially owned by them immediately after giving effect to the Closing (including for this purpose the Warrant Shares), PRAECIS shall furnish to Purchaser copies of all information which is provided to the holders of any series of its preferred stock, including, without limitation, copies of its annual audited and monthly unaudited financial statements and all annual budgets.

                  7.3 Closing Deliveries. Simultaneously with the execution and delivery of this Agreement, the following deliveries shall be made:

                    (a) Each party shall deliver to the other party a certificate of a duly authorized officer of such party certifying as to the resolutions of the Board of Directors of such party authorizing such party's execution, delivery and performance of this Agreement and the consummation by such party of the transactions contemplated hereby.

                    (b) PRAECIS shall cause to be delivered to Purchaser an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to PRAECIS, in form and substance satisfactory to Purchaser.

                    (c) Purchaser shall cause to be delivered to PRAECIS an opinion from Coudert Brothers, counsel to Purchaser, in form and substance satisfactory to PRAECIS.

                                  ARTICLE VIII
                                   ENFORCEMENT

                  8.1 Injunctive Relief. Purchaser and PRAECIS acknowledge that neither party would have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms. Therefore, the parties agree that each party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which such party may be entitled, at law or in equity.

                  8.2 Consent to Jurisdiction and Venue. Purchaser and PRAECIS consent to personal jurisdiction in any action arising under this Agreement brought in any court, federal or state, within the State of New York of the United States of America having subject matter juris- diction. The parties further agree that such courts will be proper fora in which to adjudicate any case or controversy arising hereunder, and that neither of them will object to such venue or the jurisdiction of such courts. The parties further agree that only the state and federal courts within the State of New York shall have jurisdiction over any such case or controversy arising hereunder.

The parties acknowledge that the agreement of each party to submit to such venue and jurisdiction is a material inducement to the other party to enter into this Agreement.

                  8.3 Service of Process. The parties agree that service of any summons or other legal process in any action arising under this Agreement may be made, and shall not be objected to if made, in the manner provided in
Section 8.3 hereof.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 Survival.

                    (a) Except as set forth below, all representations and warranties of Purchaser set forth herein shall survive consummation of the purchase and sale of the Shares and the Warrant in accordance with the terms hereof until eighteen months after the Closing Date. If the Warrant is exercised by Purchaser, as a condition to each such exercise, Purchaser shall deliver to PRAECIS a certificate of a duly authorized officer of Purchaser certifying as to the truth and accuracy of Purchaser's representations and warranties contained in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereunder and, in such event, such representations and warranties of Purchaser shall survive for a period of eighteen months after the date of issuance of such Warrant Shares. For purposes of the preceding two sentences, the applicable survival period shall continue during the pendency of any suit, claim or other proceeding brought in respect of such representations and warranties prior to the relevant expiration date.

                    (b) All representations and warranties of PRAECIS set forth herein shall survive consummation of the purchase and sale of the Shares and the Warrant in accordance with the terms hereof until the date which is eighteen months after the Closing Date (provided that such survival period shall continue during the pendency of any suit, claim or other proceeding brought in respect of such representations and warranties prior to the termination of such eighteen-month period).

                  9.2 Entire Agreement; No Assignment; Severability. This Agreement, and the other agreements referred to herein, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may not be amended except by a writing signed by the parties. Neither this Agreement, nor any rights hereunder, shall be assignable by either of the parties, except that Purchaser may assign this Agreement and its rights hereunder to an Affiliate of Purchaser in connection with a transfer of Shares, the Warrant or Warrant Shares to such Affiliate in compliance with the applicable terms of this Agreement and the Warrant. Additionally, in transactions permitted hereunder, the rights granted to Purchaser under Article VI may be transferred or succeeded to by a person or entity that acquires substantially all of the assets of Purchaser or with which Purchaser is merged so long as such transferee provides PRAECIS with a written undertaking to be bound by all of the provisions of this Agreement applicable to the Purchaser. After two years from the date hereof, in transactions permitted hereunder, the rights granted to Purchaser under Article VI may also be transferred by Purchaser to any other person or entity that acquires at least 50% of the Registrable Securities so long as such transferee provides PRAECIS with a written undertaking to be bound by all of the provisions of this Agreement applicable to Purchaser. A transferee to whom rights under Article VI are transferred pursuant to the preceding two sentences may not thereafter transfer such rights to any other person or entity. This Agreement shall be binding upon the respective successors of the parties.

In the event that any provision of this Agreement shall be declared unenforceable by a court of competent jurisdiction, such provision, to the extent declared unenforceable, shall be stricken and the remainder of this Agreement shall remain binding on the parties hereto. However, in the event any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to be fully enforceable as so modified.

                  9.3 Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or upon receipt of confirmation of delivery if sent by telex or telecopy. Notices are to be addressed as follows:

                  If to PRAECIS:

                  PRAECIS PHARMACEUTICALS, INC.
                  One Hampshire Street
                  Cambridge, Massachusetts  02139
                  Attention:  Chief Financial Officer
                  Telephone:  (617) 494-8400
                  Telecopy:   (617) 494-8414

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street

                  Boston, Massachusetts  02108
                  Attention:  Kent A. Coit, Esq.
                  Telephone:  (617) 573-4800
                  Telecopy:   (617) 573-4822


                  If to Purchaser:

                  Sylamerica, Inc.
                  660 White Plains Road
                  Suite 400
                  Tarrytown, New York  10591
                  Attention:  President
                  Telephone:  (914) 332-0165
                  Facsimile:  (914) 332-0245


                  with a copy to:

                  Synthelabo
                  22 Avenue Galilee
                  92350 Le-Plessis-Robinson
                  France
                  Attention:  Director de Projet-
                              Accords et Licenses
                  Telephone: (011) 331-45-37-90-16
                  Telecopy:  (011) 331-45-37-59-49

                  and to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York  10036-7703
                  Attention:  James Colihan, Esq.
                  Telephone:  (212) 626-4680
                  Facsimile:  (212) 626-4120

or to such other addresses as either PRAECIS or Purchaser shall designate to the other by notice in writing in accordance with the provisions of this
Section 9.3, provided that notice of a change of address shall be effective only upon receipt.

                  9.4 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to make all required filings and to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary actions.

                  9.5 Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

                  9.6 Certain Definitions. As used in this Agreement, (i) the term "business day" means any day except a Saturday, Sunday or a day on which banking institutions in the State of New York are obligated by law, regulation or governmental order to close, (ii) the term "Affiliate" with respect to a Person means any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person (for purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) and (iii) the term "Person" means any individual, corporation, trust, association, partnership, limited liability company, other business entity or any government, political subdivision thereof or governmental agency.

                  9.7 Counterparts. This Agreement may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

                  9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

                  9.9 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first written above.

                                            PRAECIS PHARMACEUTICALS, INC.



                                            By /s/ Malcolm L. Gefter
                                              --------------------------------
                                              Name:   Malcolm L. Gefter
                                              Title:  Chairman of the Board,
                                                      Chief Executive
                                                      Officer and Treasurer



                                            SYLAMERICA, INC.



                                            By /s/ George Liney
                                              --------------------------------
                                              Name:   George Liney
                                              Title:  V.P. Finance and
                                                      Administration

                                                                Schedule 3.5(b)


Amended Stockholders Agreement dated as of April 4, 1996 by and among the Company and certain stockholders of the Company, as amended as of February 13, 1997

Master Lease Agreement dated March 29, 1995 by and between the Company and Comdisco, Inc.

Option Agreements entered into pursuant to the Company's 1995 Stock Plan, as amended

Letter Agreement dated February 2, 1994 by and between the Company and David Sharrock

                                                                  Schedule 3.13


Collaboration and License Agreement dated as of August 1, 1996 by and between the Company and Boehringer Ingelheim International GmbH

License Agreement effective as of October 17, 1996 by and between the Company and Indiana University Foundation

License Agreement effective as of March 1996 by and among the Company, Dyax Corp. and Protein Engineering Corporation

Lease dated as of April 28, 1994 by and between the Company and The Charles Stark Draper Laboratory, Inc.

1995 Stock Plan, as amended

Amended Stockholders Agreement dated as of April 4, 1996 by and among the Company and certain stockholders of the Company, as amended as of February 13, 1997

Master Lease Agreement dated March 29, 1995 by and between the Company and Comdisco, Inc.

                                                                     Exhibit A


     This Warrant and any securities acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act. The sale, transfer, pledge or other disposition of this Warrant and such securities is also subject to certain limitations set forth in a Stock and Warrant Purchase Agreement dated as of May 13, 1997 (the "Purchase Agreement") between PRAECIS PHARMACEUTICALS, INC. and Sylamerica, Inc. A copy of the Purchase Agreement is on file with the Secretary of PRAECIS PHARMACEUTICALS, INC. This Warrant and such securities may be sold, transferred, pledged or otherwise disposed of only upon the fulfillment of the conditions specified in the Purchase Agreement and this Warrant.


                            PRAECIS PHARMACEUTICALS, INC.

                  Warrant for the Purchase of Shares of Common Stock

                                                                   53,926 Shares

     THIS CERTIFIES that, for value received, Sylamerica, Inc., a Delaware corporation (including any successor, the "Holder"), is entitled to subscribe for and purchase from PRAECIS PHARMACEUTICALS, INC., a Delaware corporation (including any successor, the "Company"), at any time or from time to time subsequent to May 13, 1997 and prior to 5:00 p.m. on May 13, 2002, Boston, Massachusetts time (the "Exercise Period"), 53,926 fully paid, validly issued and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), at a purchase price of $96.6 per Share, subject to adjustment as provided herein (the "Exercise Price"), upon the terms and subject to the conditions set forth herein. This Warrant is the warrant originally issued to the Holder pursuant to the Stock and Warrant Purchase Agreement dated as of May 13, 1997 between the Company and the Holder (the "Purchase Agreement"). As used herein the term "this Warrant" shall mean and include any Warrant or Warrants hereafter issued in consequence of the transfer of this Warrant or the exercise of this Warrant in part. This Warrant is not transferable in whole or in part, except to an Affiliate (as defined in Section
4.1 of the Purchase Agreement) of the Holder which has agreed in writing with the Company to be bound by the Purchase Agreement and the terms hereof.

     1. This Warrant may be exercised in whole or in part at any time during the Exercise Period by the surrender of this Warrant (with the Election to Exercise attached hereto as Exhibit I duly executed) to the Company at its office at One Hampshire Street, Cambridge, MA 02139, Attention: Chief Financial Officer, or such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares covered by such exercise.

     2. Upon exercise of this Warrant in whole or in part, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been physically delivered to the Holder. As soon as practicable after each such exercise of this Warrant, but not later than five days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder. The Company shall not be required to issue stock certificates representing fractions of Shares, but shall, in respect of any final fraction of a Share, make a payment in cash in an amount equal to the same fraction (calculated to the nearest 1/100th of a Share) of the closing sale price per share of the Common Stock on the principal public trading market on which the Common Stock is then traded, or, if the Common Stock is not then traded on any public trading market, in an amount determined in good faith by the Company's Board of Directors. In case an exercise of this Warrant is in part only, concurrently with delivering to the Holder the certificate or certificates for the Shares issuable upon such exercise as provided above, the Company shall deliver to the Holder a new Warrant of like tenor, calling in the aggregate on the face thereof for the number of remaining Shares as to which the Holder is entitled to receive upon any further exercise of this Warrant.

     3. The Company shall at all times reserve for issuance and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of this Warrant, such number of Shares as shall from time to time be sufficient therefor.

     4. (a) The Exercise Price shall be subject to adjustment from time to time in case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock, in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock. In each such case, the Exercise Price in effect at the time of the record or effective date, as the case may be, of such dividend, declaration, distribution, subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

         (b) Whenever the Exercise Price upon exercise of this Warrant is adjusted pursuant to Paragraph 4(a), the number of Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the initial Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (c) Whenever there shall be an adjustment as provided in this Paragraph 4 or in Paragraph 5 below, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid to the Holder, at its principal office, which notice shall be accompanied by a certificate setting forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment and the computation thereof.

         (d) All calculations pursuant to this Paragraph 4 shall be made to the nearest cent or one-hundredth of a Share, as the case may be.

     5. (a) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares) or in case of any consolidation or merger of the Company into another corporation or of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including change by way of a conversion into the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), appropriate provision shall be made so that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision (as determined reasonably and in good faith by the Company's Board of Directors) shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Paragraph 4.

         (b) The above provisions of this Paragraph 5 shall apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations or mergers.

     6. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of this Warrant from time to time outstanding.

     7. The Shares or other securities issued upon exercise of this Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act. The sale, transfer, pledge or other disposition of the shares represented by this certificate is also subject to certain limitations set forth in a Stock and Warrant Purchase Agreement dated as of May 13, 1997 (the "Purchase Agreement") between PRAECIS PHARMACEUTICALS, INC. and Sylamerica, Inc. A copy of the Purchase Agreement is on file with the Secretary of PRAECIS PHARMACEUTICALS, INC."

     8. Upon receipt of evidence or sworn statement satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination

     9. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

Dated: May 13, 1997


                         PRAECIS PHARMACEUTICALS, INC.

                         By
                            ----------------------------------------------
                            Name:
                            Title:


Attest:



--------------------------
Name:
Title:

                                      Exhibit I



To:  PRAECIS PHARMACEUTICALS, INC.


                                 ELECTION TO EXERCISE

          The undersigned hereby exercises its right to subscribe for and purchase from PRAECIS PHARMACEUTICALS, INC., _________ fully paid, validly issued and nonassessable shares of Common Stock covered by the within Warrant and tenders payment herewith in the amount of $________ in accordance with the terms thereof, and requests that certificates for such shares be issued in the name of, and delivered to:

                    Sylamerica, Inc.
                    660 White Plains Road
                    Suite 400
                    Tarrytown, New York
                    TIN:


Date:                         SYLAMERICA, INC.
     -------------------------


                              By
                                 ----------------------------
                                 Name:
                                 Title: